EXHIBIT 16.1
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May 13, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Sarna & Company Certified Public Accountants, the former registered independent accounts for Flamemaster Corporation ("the registrant"), have read and agree with the disclosures the registrant has made in response to item 304(a) of Regulation S-K on Form 8-K dated May 13, 2005.

Very truly yours,

/s/ Sarna & Company Certified Public Accountants
Westlake Village, California